NEWS RELEASE

Sound Financial Declares Second Quarter Dividend of $0.04 Per Share

Seattle, WA – September 2, 2008 – Sound Financial Inc. (OTCBB: SNFL), holding company for Sound Community Bank is pleased to announce that its Board of Directors has declared a regular quarterly cash dividend of $0.04 per common share. The dividend will be paid on September 30 to shareholders of record on September 15, 2008.

This is the second consecutive quarterly cash dividend paid to shareholders by Sound Financial since its initial public offering in January of 2008.

Sound Financial Inc. is the holding company for Sound Community Bank. Sound Community Bank is a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The bank operates from offices in King, Pierce, Snohomish and Clallam Counties, and on the web at www.soundcb.com.

For additional information, please contact:

Media:
Scott Boyer
(206) 448-0884 x-312

Financial:
Matt Deines
(206) 448-0884 x-305

###